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TABLE OF CONTENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
1-800 CONTACTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1-800 CONTACTS, INC.
66 E. Wadsworth Park Drive, 3rd Floor
Draper, Utah 84020
Telephone: (801) 924-9800

April 30, 2003

Dear Stockholder:

        You are cordially invited to attend our 2003 Annual Meeting of Stockholders, which will be held on Friday, May 30, 2003, at 10:00 a.m. (Mountain time) at our executive offices, 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020. With this letter, we have enclosed a copy of our 2002 Annual Report for the fiscal year ended December 28, 2002, notice of annual meeting of stockholders, proxy statement and proxy card. These materials provide further information concerning the annual meeting. If you would like another copy of the 2002 Annual Report, please contact Robert G. Hunter, Interim Chief Financial Officer and Vice President, Finance, and you will be sent one.

        At this year's annual meeting, the agenda includes the election of certain directors and a proposal to ratify the appointment of our independent auditors. The Board of Directors recommends that you vote FOR election of the slate of nominees for directors and FOR ratification of appointment of the independent auditors. We will also report on current business conditions and our recent developments. Members of the Board of Directors and our executive officers will be present to discuss the affairs of 1-800 CONTACTS and to answer any questions you may have.

        It is important that your shares be represented and voted at the annual meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

        We look forward to seeing you at the annual meeting.

Sincerely,

Jonathan C. Coon President and Chief Executive Officer

1-800 CONTACTS, INC.
66 E. Wadsworth Park Drive, 3rd Floor
Draper, Utah 84020
Telephone: (801) 924-9800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 30, 2003
10:00 a.m. Mountain Time

        The 2003 Annual Meeting of Stockholders of 1-800 CONTACTS, INC. will be held on Friday, May 30, 2003, at 10:00 a.m. (Mountain time), at our executive offices, 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020. The annual meeting is being held for the following purposes:

  1.
  To elect three Class II Directors to serve until the annual meeting of stockholders in 2006 and until their successors are duly elected and qualified or until their earlier removal or resignation (the Board of Directors recommends a vote FOR the nominees named in the attached proxy statement proposal);

  2.
  To ratify the appointment of KPMG LLP as the independent auditors of 1-800 CONTACTS for the fiscal year ending January 3, 2004 (the Board of Directors recommends a vote FOR this proposal); and

  3.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        These items are fully discussed in the following pages, which are made part of this notice. Only stockholders of record at the close of business on April 2, 2003 will be entitled to vote at the annual meeting.

        Enclosed with this Notice of Annual Meeting of Stockholders is a proxy statement, related proxy card with a return envelope and our 2002 Annual Report for our fiscal year ended December 28, 2002. The 2002 Annual Report contains financial and other information that is not incorporated into the proxy statement and is not deemed to be a part of the proxy soliciting material.

By Order of the Board of Directors

R. Joe Zeidner Secretary

April 30, 2003

EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

1-800 CONTACTS, INC.
66 E. Wadsworth Park Drive, 3rd Floor
Draper, Utah 84020
Telephone: (801) 924-9800

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT VOTING
PROXY STATEMENT
Voting and Revocability of Proxies
Record Date and Share Ownership
PROPOSAL NO. 1—ELECTION OF DIRECTORS
Class II Directors—Director Nominees
Class III Directors
Class I Directors
Director Compensation
About the Board and its Committees
Recommendation of the Board
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Recommendation of the Board
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
General
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
Employment Agreements
Equity Compensation Plans
Stock Options
Report of the Compensation Committee on Executive Compensation
Compensation Committee Interlocks and Insider Participation
Certain Relationships and Related Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Report of the Audit Committee of the Board of Directors
PERFORMANCE GRAPH
SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION
OTHER MATTERS

QUESTIONS AND ANSWERS ABOUT VOTING

Q:
Why did you send me this proxy statement?

A:
This proxy statement is being sent to you because 1-800 CONTACTS' Board of Directors is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders. This proxy statement summarizes the information you need to know to vote intelligently on the matters to be voted on at the annual meeting. Stockholders of record as of the close of business on April 2, 2003 are entitled to vote. This proxy statement is being sent on or about April 30, 2003 to those persons who are entitled to vote at the annual meeting.

Q:
How many votes do I have?

A:
Each share of 1-800 CONTACTS' common stock that you own entitles you to one vote.

Q:
How do I vote?

A:
You can vote on matters presented at the annual meeting in two ways:

1.
You can vote by filling out, signing and dating your proxy card and returning it in the enclosed envelope, OR

2.
You can attend the annual meeting and vote in person.

Q:
How do I vote by proxy?

A:
If you properly fill out your proxy card and send it to us in time to vote, your shares will be voted as you have directed. If you do not specify a choice on your proxy card, the shares represented by your proxy card will be voted for the election of all nominees and for the ratification of the appointment of KPMG LLP as 1-800 CONTACTS' independent auditors for the 2003 fiscal year.

    Whether or not you plan to attend the annual meeting, we urge you to complete, sign, date and return your proxy card in the enclosed envelope. Returning the proxy card will not affect your right to attend the annual meeting and vote in person.

Q:
How do I vote in person?

A:
If you attend the annual meeting, we will give you a ballot when you arrive.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:
Can I change my vote or revoke my proxy after I have mailed my proxy card?

A:
You can change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice to the Secretary of 1-800 CONTACTS at our headquarters stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the annual meeting and vote in person. Simply attending a meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you received from your broker to change your vote.

Q:
Will there be any matters voted upon at the annual meeting other than those specified in the Notice of Annual Meeting?

A:
1-800 CONTACTS' management does not know of any matters other than those discussed in this proxy statement that will be presented at the annual meeting. If other matters are properly brought before the meeting and 1-800 CONTACTS does not have notice of these matters a reasonable time prior to the annual meeting, all proxies will be voted in accordance with the recommendations of 1-800 CONTACTS' management.

Q:
How are votes counted?

A:
Stockholders of record of 1-800 CONTACTS' common stock as of the close of business on April 2, 2003 are entitled to vote at the annual meeting. As of April 2, 2003, there were 13,050,389 shares of common stock outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business. Each share of common stock is entitled to one vote on each matter to come before the annual meeting.

    Under Delaware law, if you have returned a valid proxy or attend the meeting in person, but abstain from voting, your stock will nevertheless be treated as present and entitled to vote. Your stock therefore will be counted in determining the existence of a quorum and, even though you have abstained from voting, will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting, such as the ratification of the appointment of KPMG LLP as 1-800 CONTACTS' independent auditors for the 2003 fiscal year.

    Under Delaware law, broker "non-votes" are also counted for purposes of determining whether a quorum is present, but are not counted in determining whether a matter requiring a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

Q:
How are proxies being solicited and who pays for the solicitation of proxies?

A:
Initially, 1-800 CONTACTS will solicit proxies by mail. 1-800 CONTACTS' directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. 1-800 CONTACTS will pay all expenses of solicitation of proxies.

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of 1-800 CONTACTS, INC., a Delaware corporation ("1-800 CONTACTS" or the "Company"), of proxies for use in voting at the Annual Meeting of Stockholders scheduled to be held on May 30, 2003 and at any postponement or adjournment thereof. This Proxy Statement and the related proxy card are being mailed to holders of the common stock of 1-800 CONTACTS, commencing on or about April 30, 2003. References in this Proxy Statement to "we," "our" or "us" refer to 1-800 CONTACTS, unless otherwise noted.

Voting and Revocability of Proxies

        When proxies are properly dated, executed and returned, the shares they represent will be voted as directed by the stockholder on all matters properly coming before the annual meeting.

        Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted:

  1.
  FOR the nominees for directors named in this Proxy Statement; and
  2.
  FOR the ratification of the appointment of KPMG LLP as independent auditors in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes.

        In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

        Returning your completed proxy will not prevent you from voting in person at the annual meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Secretary of the Company prior to the annual meeting or by submission of a later-dated proxy.

        At the annual meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the stockholders' voting. The presence of a quorum is required to transact the business proposed to be transacted at the annual meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute the necessary quorum for any business to be transacted at the annual meeting. In accordance with the General Corporation Law of the State of Delaware (the "DGCL"), properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the annual meeting ("broker non-votes"), will be considered "present" for the purposes of determining whether a quorum has been achieved at the annual meeting.

        The three nominees for director receiving the greatest number of votes cast at the annual meeting in person or by proxy shall be elected. Consequently, any shares of common stock present in person or by proxy at the annual meeting but not voted for any reason have no impact in the election of directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the annual meeting require the favorable vote of a majority of the shares entitled to vote at the meeting either in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of directors. If any proposal at the annual meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under the DGCL and therefore have the effect of a vote against such proposal. Broker nonvotes in respect to any proposal are not counted for purposes of determining whether such proposal has received the requisite approval under the DGCL.

Record Date and Share Ownership

        Only stockholders of record of the common stock on the books of the Company at the close of business on April 2, 2003 will be entitled to vote at the annual meeting. On that date, we had 13,050,389 shares of common stock outstanding. A list of our stockholders will be open to the examination of any stockholders, for any purpose germane to the meeting, at our headquarters for a period of ten (10) days prior to the meeting. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        The Board is currently comprised of eight directors who are divided into three classes. The term of each class expires in a different year. At the annual meeting, three directors are to be elected as members of Class II to serve until the annual meeting in 2006 and until their successors are elected and qualified or until their earlier removal or resignation. The Board has nominated three nominees set forth below, each of whom has agreed to serve as a director if elected. Each nominee currently serves as a director of 1-800 CONTACTS. In the event any nominee is unable or unwilling to serve as a director at the time of the annual meeting (which events are not anticipated), the persons named on the enclosed proxy card may substitute another person as a nominee or may add or reduce the number of nominees to such extent as they shall deem advisable.

        Subject to rights of holders of any series of preferred stock to fill newly created directorships or vacancies, any newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, disqualification or removal for cause shall be filled by a vote of majority of the total number of directors then in office.

        Information regarding our director nominees and our directors not subject to reelection at the annual meeting is set forth below:

Name	Age	Position
Jonathan C. Coon	33	President, Chief Executive Officer and Director
Thomas H. Boggs, Jr.	62	Director
E. Dean Butler(1)(2)	58	Director
Bradley T. Knight(1)(2)	44	Director
David Katzman(1)	43	Director
John F. Nichols	42	Vice President, Trade Relations and Director
Jason S. Subotky(1)(2)	32	Director
Stephen A. Yacktman(1)(2)	33	Director

(1)
Member of the Compensation Committee.
(2)
Member of the Audit Committee.

        There are no family relationships between or among any of our directors or executive officers. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

Class II Directors—Director Nominees

        E. Dean Butler has served as a director of 1-800 CONTACTS since January 1998. Mr. Butler currently serves as Chairman of Sight Resource Corporation, a U.S. company which operates 116 optical retail stores, mostly in the Northeast. In addition, Mr. Butler is an owner of and director of Vision Express Philippines, an operator of optical superstores in the Philippines, Guam and Singapore. In 1988, Mr. Butler founded Vision Express in Europe, which merged with the French retail group, GPS, to form Grand Vision in late 1997. In 1983, Mr. Butler founded LensCrafters and served as its Chief Executive Officer until 1988. Prior to 1983, Mr. Butler was employed by Procter & Gamble in various marketing positions since 1969.

        David Katzman has served as a director of 1-800 CONTACTS since January 2003. Since January 2000, Mr. Katzman has served as the Managing Partner of Camelot Ventures LLC, a private investment firm. From November 1997 to January 2000, Mr. Katzman was President of The Home Depot S.O.C., a division of The Home Depot USA.

        Stephen A. Yacktman has served as a director of 1-800 CONTACTS since February 1996. Mr. Yacktman is currently a Vice President at Yacktman Asset Management Co., an investment advisory company, where he has been employed since 1993. Mr. Yacktman's responsibilities include portfolio management, stock analysis and trading. Mr. Yacktman holds a Bachelor's Degree in economics and an MBA from Brigham Young University.

Class III Directors

        Jonathan C. Coon is a co-founder of 1-800 CONTACTS and currently serves as President, Chief Executive Officer and a director. Mr. Coon received his Bachelor's Degree from Brigham Young University in 1994. Mr. Coon has ten years of experience in the contact lens distribution industry.

        Bradley T. Knight has served as a director of 1-800 CONTACTS since August 2000. Mr. Knight retired from Flextronics International Ltd. in April 2002. Mr. Knight served from January 1994 to April 2002 as the General Manager and Vice President of Operations of Flextronics International Ltd., responsible for developing and managing a manufacturing facility in Mexico. Prior to this, Mr. Knight spent approximately two years as a General Manager for Flextronics in various locations, including Texas and Malaysia, and served as a Director of Manufacturing for Metcal, Inc.

        Jason S. Subotky has served as a director of 1-800 CONTACTS since March 2000. Mr. Subotky is currently an investment manager at Yacktman Asset Management Co., an investment advisory company, where he has been employed since 2001. Prior to joining Yacktman Asset Management Co., he was a general partner of Peterschmidt Ventures, a private investment firm, from 1999 to 2001. From 1994 to 1999, Mr. Subotky was a Vice President of Goldman Sachs & Co., an investment banking firm. Mr. Subotky holds a Bachelor's Degree from the University of Southern California and an MBA from Brigham Young University.

        The terms of Messrs. Coon, Knight and Subotky expire at the 2004 Annual Meeting.

Class I Directors

        Thomas H. Boggs, Jr. has served as a director of 1-800 CONTACTS since December 2002. Mr. Boggs has been a member of the law firm of Patton Boggs since 1966. Mr. Boggs' legal practice extends into healthcare, insurance, tax issues and international trade.

        John F. Nichols is a co-founder of 1-800 CONTACTS and currently serves as Vice President, Trade Relations and a director. Prior to his current position, Mr. Nichols served as Vice President, Sales until March 2003. Mr. Nichols served as Vice President, Operations until November 1999. Mr. Nichols is a certified optician in the State of California and was the owner of the Discount Lens Club from 1991 until February 1995. Mr. Nichols worked with Bausch & Lomb as a Senior Sales Representative from 1989 to 1991.

        The terms of Messrs. Boggs and Nichols expire at the 2005 Annual Meeting.

Director Compensation

        We pay non-employee directors the greater of an annual retainer of $20,000 or $2,000 for each full board meeting attended and $1,000 for each committee meeting attended. We also compensate our non-employee directors through annual option grants with exercise prices equal to or greater than the fair market value of the common stock on the grant date. In January 2002, we granted to each of Messrs. Butler, Yacktman, Subotky and Knight options to purchase 1,440 shares of common stock with an exercise price of $11.76 per share. In April 2002, we granted to Mr. Knight options to purchase 5,000 shares of common stock with an exercise price of $12.00 per share. In December 2002, we granted to Mr. Boggs options to purchase 20,000 shares of common stock with an exercise price of $23.75 per share. All options to purchase shares of common stock granted during 2002 vest in four equal installments beginning on the first anniversary of their grant date. In February 2003, we granted to each of Messrs. Butler, Yacktman, Subotky and Knight options to purchase 950 shares of common stock with an exercise price of $27.50 per share. These options vest in four equal installments beginning on the first anniversary of their grant date. We also reimburse all directors for reasonable expenses incurred in attending Board and committee meetings.

About the Board and its Committees

        Meetings of the Board and its Committees.    The Board held four meetings during fiscal 2002. The Board currently has two standing committees: the Audit Committee and the Compensation Committee. Each director is expected to attend each meeting of the Board and those committees on which he serves. In addition to meetings, the Board and its committees review and act upon matters through written consent procedures. All of the directors attended 75% or more of the total number of meetings of the Board and those committees on which he served during the last fiscal year.

        The Audit Committee.    The Audit Committee makes recommendations to the Board regarding the selection of the independent auditors and reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors, approves the audit fee payable to the independent auditors and reviews such audit results. KPMG LLP presently serves as the independent auditors of 1-800 CONTACTS. The Audit Committee is currently comprised of Messrs. Yacktman, Butler, Subotky and Knight. All of the members of the Audit Committee (other than Mr. Butler) are independent directors (as defined in Rule 4200(a)(15)) of the NASD listing standards. Mr. Butler is not currently considered independent under the existing NASD listing standards due to our investment in 2000 of $220,000 through the purchase of stock in an entity in which he serves as an executive officer and director. As permitted by the existing NASD listing standards, our board has elected to have Mr. Butler continue to serve on the Audit Committee because the Board believes that it is in the best interest of the Company and its stockholders. Specifically, the Board believes that the Audit Committee benefits from Mr. Butler's significant business experience, including his involvement in operating retail businesses. This experience affords Mr. Butler a perspective not otherwise present on the Audit Committee. The Audit Committee met on four occasions in fiscal 2002.

        The Compensation Committee.    The Compensation Committee makes recommendations to the Board relating to the compensation arrangements of all of our executive officers and any awards to be made under our stock incentive plan. The Compensation Committee is currently comprised of Messrs. Yacktman, Butler, Subotky, Knight and Katzman. Mr. Katzman was appointed to the compensation committee in April 2003. The Compensation Committee met on three occasions in fiscal 2002.

Recommendation of the Board

        THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board has appointed KPMG LLP as independent auditors to audit the Company's books and accounts for the fiscal year ending January 3, 2004. On May 15, 2002, the Board, upon recommendation of the Audit Committee, dismissed Arthur Andersen LLP ("Andersen") as the Company's independent auditors and engaged KPMG LLP to serve as the independent auditor for the year ended December 28, 2002.

        Andersen's reports on the Company's consolidated financial statements for each of the two fiscal years ended December 29, 2001, did not contain adverse opinions or disclaimer of opinions, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 29, 2001, and during the subsequent interim period through May 15, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles and practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements for such years or period. During the Company's two fiscal years ended December 29, 2001, and through May 15, 2002, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Andersen furnished the Company with a letter addressed to the Securities and Exchange Commission confirming that it agreed with the above statements made by the Company. A copy of the letter, dated May 15, 2002, was filed as Exhibit 16 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2002.

        Stockholder ratification of the selection of KPMG LLP as our independent auditors is not required by our by-laws or other applicable legal requirement. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. It is expected that a representative of KPMG LLP will be present at the annual meeting, with the opportunity to make a statement if he so desires, and will be available to answer appropriate questions.

        Approval of the proposal to ratify the appointment of KPMG LLP requires the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting.

Audit and Non-Audit Fees

        For the years ended December 28, 2002 and December 29, 2001, we paid or have accrued fees to the member firms of KPMG LLP and their affiliates (collectively, "KPMG"), our auditors since May 15, 2002 and Andersen, our prior auditors. Audit fees include the annual audit, audits of the acquired Singapore operations, statutory audits, quarterly reviews, accounting consultation and work related to our public filings. Audit-related fees include employee benefit plan audits, due diligence assistance and certain accounting consultation. Tax fees include income tax preparation and consultation. There were no fees for financial information systems design and implementation during the years. A summary of fees is as follows:

	2002	2002	2001
	(KPMG)	(Andersen)	(Andersen)
Audit fees	$387,000	$7,000	$68,000
Audit-related fees	26,000	31,000	17,000
Tax fees	35,000	12,000	13,000

Total	$448,000	$50,000	$98,000

Recommendation of the Board

        THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 3, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Except as otherwise noted, the following table sets forth certain information with respect to the beneficial ownership of the common stock as of March 31, 2003 by (1) each of the executive officers named in the Summary Compensation Table; (2) each of our directors and director nominees; (3) all directors and executive officers as a group; and (4) each person or entity known to us to be the beneficial owner of more than five percent of the outstanding shares of common stock. All information with respect to beneficial ownership has been furnished to us by the respective director, director nominee, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his or its name.

        Beneficial ownership of the common stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Executive Officers and Directors:
Jonathan C. Coon(1)(2)	3,193,755	24.5%
Kevin K. McCallum(3)	79,650	*
John F. Nichols(1)(4)	1,256,031	9.6%
Thomas H. Boggs, Jr.	0	0
E. Dean Butler(5)	152,008	1.2%
David Katzman(6)	1,455,700	11.2%
Bradley T. Knight(7)	11,850	*
Jason S. Subotky(8)	77,690	*
Stephen A. Yacktman(9)	274,950	2.1%
Robert G. Hunter(10)	46,540	*
R. Joe Zeidner(11)	11,000	*
All Directors and executive officers as a group (11 persons)	6,559,174	50.3%
5% Stockholders:
Daniel Gilbert(12)	1,455,700	11.2%
Richard C. Perry(13)	816,050	6.3%
Donald A. Yacktman(14)	1,170,000	9.0%
Perry Corp.(15)	816,050	6.3%
Wellington Management Company, LLP(16)	667,200	5.1%

*
Represents less than one percent.

(1)
The address of such person is the executive offices of 1-800 CONTACTS.

(2)
As of March 31, 2003, includes: (i) direct beneficial ownership of 2,875,523 shares; (ii) indirect beneficial ownership of 95,974 shares held by Mr. Coon as custodian under the Uniform Gift to Minors Act ("UGMA") for and on behalf of Hannah K. Coon; (iii) indirect beneficial ownership of 95,974 shares held by Mr. Coon as custodian under the UGMA for and on behalf of Abigail I. Coon; (iv) indirect beneficial ownership of 92,775 shares held by Mr. Coon as custodian under the UGMA for and on behalf of Samuel Coon; (v) indirect beneficial ownership of an aggregate of 14,134 shares held by Mr. Coon's minor children; and (vi) 19,375 shares that can be acquired through currently exercisable options.

(3)
Includes: (i) direct beneficial ownership of 8,250 shares; (ii) indirect beneficial ownership of 1,300 shares held by Mr. McCallum's children; and (iii) 70,100 shares that can be acquired through currently exercisable options.

(4)
As of March 31, 2003, includes: (i) direct beneficial ownership of 1,252,268 shares; (ii) 19,375 shares that can be acquired through currently exercisable options; and (iii) indirect beneficial ownership of 3,763 shares held by Mr. Nichols as custodian under the UGMA for and on behalf of Micah Matthew Howard.

(5)
Includes 152,008 shares that can be acquired through the exercise of currently exercisable stock options.

(6)
Pursuant to a Schedule 13D filed with the SEC on February 10, 2003, Mr. Katzman reported that in his capacity as a co-manager of Camelot Ventures/CJ L.L.C. (dba Lens 1st), Camelot Ventures, L.L.C. and Lens Express LLC, he may be deemed to beneficially own 725,000, 555,700 and 175,000 shares respectively, held of record by these entities. The address for Mr. Katzman is 100 Galleria Officentre, Suite 419, Southfield, Michigan 48034.

(7)
Includes: (i) direct beneficial ownership of 500 shares and (ii) 11,350 shares that can be acquired through currently exercisable options.

(8)
Includes: (i) direct beneficial ownership of 76,340 shares and (ii) 1,350 shares that can be acquired through currently exercisable options.

(9)
Includes: (i) direct beneficial ownership of 262,334 shares; (ii) indirect beneficial ownership of 2,600 shares held by Mr. Yacktman as custodian under the UGMA for and on behalf of Stephen A. V. Yacktman; (iii) indirect beneficial ownership of 1,800 shares held by Mr. Yacktman as custodian under the UGMA for and on behalf of Jonathan R. Yacktman; (iv) indirect beneficial ownership of 1,000 shares held by Mr. Yacktman as custodian under the UGMA for and on behalf of Thomas W. Yacktman; and (v) 6,716 shares that can be acquired through currently exercisable options. Mr. Yacktman may be deemed to share voting and dispositive power with respect to 500 shares held by his wife, Ellyn A. Yacktman. The address of such person is c/o Yacktman Asset Management Co., 1110 Lake Cook Road, Suite 385, Buffalo Grove, Illinois 60089.

(10)
Includes: (i) direct beneficial ownership of 200 shares; and (ii) 46,340 shares that can be acquired through currently exercisable options.

(11)
Includes 11,000 shares that can be acquired through currently exercisable options.

(12)
Pursuant to a Schedule 13D filed with the SEC on February 10, 2003, Mr. Gilbert reported that in his capacity as a co-manager of Camelot Ventures/CJ L.L.C. (dba Lens 1st), Camelot Ventures, L.L.C. and Lens Express LLC, he may be deemed to beneficially own 725,000, 555,700 and 175,000 shares respectively, held of record by these entities. The address for Mr. Gilbert is 20555 Victor Parkway, Livonia, Michigan 48152.

(13)
Pursuant to a Schedule 13G filed with the SEC on February 10, 2003, Mr. Perry reported that as the President and sole stockholder of Perry Corp. he may be deemed to beneficially own 816,500 shares held of record by Perry Corp. The address for Mr. Perry is 599 Lexington Avenue, New York, New York 10022.

(14)
Pursuant to a Schedule 13D/A filed with the SEC on April 1, 2002, Mr. Yacktman reported the sole power to vote or to direct the vote of 330,000 shares, and the sole power to dispose or to direct the disposition of 330,000 shares. In addition, Mr. Yacktman, in his capacity as trustee of the Aronold Trust, reported the sole power to vote or to direct the vote of 10,000 shares, and the sole power to dispose or to direct the disposition of 10,000 shares. By virtue of his relationship with Carolyn Z. Yacktman (his spouse), Mr. Yacktman reported that he may be deemed to share voting and dispositive power with respect to the 810,000 shares held by the Yacktman Family Trust (the "Yacktman Trust") and the 20,000 shares held by her as custodian of her two dependent sons. Carolyn Z. Yacktman serves as a trustee of the Yacktman Trust. Mr. Yacktman disclaims beneficial ownership of any of the shares of common stock beneficially owned by Mrs. Yacktman. The address for Mr. Yacktman is c/o Yacktman Asset Management Co., 1110 Lake Cook Road, Suite 385 Buffalo Grove, Illinois 60089 and the address for the Trust is c/o Citicorp Trust South Dakota, 701 East 60th Street North, Sioux Falls, South Dakota 57117.

(15)
Pursuant to a Schedule 13G filed with the SEC on February 10, 2003, Perry Corp. reported the sole power to vote and to dispose or direct the disposition of 816,500 shares. The address for Perry Corp. is 599 Lexington Avenue, New York, New York 10022.

(16)
Pursuant to a Schedule 13G filed with the SEC on February 12, 2003, Wellington Management Company, LLP reported that in its capacity as an advisor, it may be deemed to beneficially own 667,200 shares held of record by its clients. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

EXECUTIVE COMPENSATION AND OTHER MATTERS

General

        Our executive officers are elected by and serve at the discretion of the Board. Each of our executive officers has entered into an employment agreement with us. See "Employment Agreements." The following table sets forth information concerning the compensation earned for the last three fiscal years by our chief executive officer and our other executive officers whose total annual salary and bonus were more than $100,000 in our last fiscal year (collectively, the "Named Executives").

Summary Compensation Table

Long Term Compensation
	Annual Compensation					Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options	All Other Compensation
Jonathan C. Coon President and Chief Executive Officer	2002 2001 2000	$189,583 174,375 163,750	$25,639 21,250 22,500	$24,850 34,208	(a) (a) (d)	3,200 4,000 8,100	$11,907 10,990 10,076	(b) (c) (e)
John F. Nichols Vice President, Trade Relations	2002 2001 2000	189,583 174,375 163,750	18,136 21,250 22,500		(d) (d) (d)	3,200 4,000 8,100	7,972 7,519 6,999	(b) (c) (e)
Kevin K. McCallum(f) Senior Vice President, Marketing and Sales	2002 2001 2000	177,364 160,719 120,455	17,906 21,650 22,917	36,574	(d) (d) (g)	2,400 4,000 90,000	11,878 10,745 3,640	(b) (c) (e)
Robert G. Hunter(h) Interim Chief Financial Officer and Vice President, Finance	2002 2001	118,927 106,672	24,817 9,854		(d) (d)	2,400 4,000	10,862 9,341	(b) (c)
R. Joe Zeidner(i) Vice President, Legal Affairs and General Counsel	2002 2001	152,192 127,717	54,737 12,600		(d) (d)	22,400 4,000	10,926 7,946	(b) (b)
Scott S. Tanner(j) Former Chief Operating Officer and Chief Financial Officer	2002 2001 2000	190,133 178,450 149,375	81,906 15,453 25,000		(d) (d) (d)	3,600 4,950 8,100	11,912 10,986 10,069	(b) (c) (e)

(a)
For 2002, includes a $6,000 car allowance for Mr. Coon, a $6,484 reimbursement by the Company for out-of-pocket medical expenses incurred by Mr. Coon and also includes $12,000 for the cost of domestic services paid by the Company on behalf of Mr. Coon plus the related taxes owed by Mr. Coon on the perquisites. For 2001, includes $23,526 for the cost of domestic services paid by the Company on behalf of Mr. Coon plus the related taxes owed by Mr. Coon on the perquisite.
(b)
Reflects payments made by the Company on behalf of the Named Executives in 2002 as follows: $6,003, $2,070, $6,003, $6,003, $6,003 and $6,003 for health insurance for Mr. Coon, Mr. Nichols, Mr. Tanner, Mr. McCallum, Mr. Hunter and Mr. Zeidner respectively; $202, $199, $203, $189, $129 and $163 for term life insurance for Mr. Coon, Mr. Nichols, Mr. Tanner, Mr. McCallum, Mr. Hunter and Mr. Zeidner respectively; $261, $261, $263, $244, $166 and $210 for long term disability insurance for Mr. Coon, Mr. Nichols, Mr. Tanner, Mr. McCallum Mr. Hunter and Mr. Zeidner respectively; $5,442 each for Company contributions to the 401(k) plan of Mr. Coon, Mr. Nichols and Mr. Tanner and Mr. McCallum's 401(k) plan; $4,564 for Company contributions to Mr. Hunter's 401(k) plan; and $4,550 for Company contributions to Mr. Zeidner's 401(k) plan.

(c)
Reflects payments made by the Company on behalf of the Named Executives in 2001 as follows: $5,293, $1,825, $5,293, $5,293, $5,293 and $5,293 for health insurance for Mr. Coon, Mr. Nichols, Mr. Tanner, Mr. McCallum, Mr. Hunter and Mr. Zeidner respectively; $191, $188, $189, $177, $118 and $141 for term life insurance for Mr. Coon, Mr. Nichols, Mr. Tanner, Mr. McCallum, Mr. Hunter and Mr. Zeidner respectively; $256, $256, $254, $236, $157 and $188 for long term disability insurance for Mr. Coon, Mr. Nichols, Mr. Tanner, Mr. McCallum, Mr. Hunter and Mr. Zeidner respectively; $5,250 each for Company contributions to the 401(k) plan of Mr. Coon, Mr. Nichols and Mr. Tanner; $5,039 for Company contributions to Mr. McCallum's 401(k) plan; $3,773 for Company contributions to Mr. Hunter's 401(k) plan; and $2,325 for Company contributions to Mr. Zeidner's 401(k) plan.
(d)
None of the perquisites and other benefits paid exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by such Named Executives.
(e)
Reflects payments made by the Company on behalf of the Named Executives in 2000 as follows: $4,698, $1,621, $4,698 and $3,548 for health insurance for Mr. Coon, Mr. Nichols, Mr. Tanner and Mr. McCallum, respectively; $86, $86, $83 and $55 for term life insurance for Mr. Coon, Mr. Nichols, Mr. Tanner and Mr. McCallum, respectively; $42, $42, $38 and $37 for long-term disability insurance for Mr. Coon, Mr. Nichols, Mr. Tanner and Mr. McCallum, respectively; and $5,250 each for Company contributions to the 401(k) plan for Mr. Coon, Mr. Nichols and Mr. Tanner.
(f)
Mr. McCallum joined us in March 2000.
(g)
Includes $30,074 for relocation costs plus the related medicare taxes owed by Mr. McCallum on the perquisite.
(h)
Mr. Hunter's total annual salary and bonus did not exceed $100,000 in fiscal year 2000. As a result, such information is not included in the Summary Compensation Table.
(i)
Mr. Zeidner joined us in September 2000. Mr. Zeidner became an executive officer of the Company in March 2003. Had Mr. Zeidner been an executive officer of the Company at the end of fiscal year 2002, he would have been one of the Company's four most highly paid executive officers. As a result, Mr. Zeidner is included in the Summary Compensation Table.
(j)
Mr. Tanner resigned as an executive officer of the Company as of January 9, 2003.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding stock options granted to the Named Executives during our last fiscal year:

							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(d)
	Number of Securities Underlying Options Granted (#)(a)
		% of Total Options Granted in Fiscal Year		Exercise or Base Price ($/Share)	Market Price on Date of Grant(b)
						Expiration Date(c)
							5%($)	10%($)
Jonathan C. Coon	3,200	0.6%		$11.76	$11.76	1/26/2012	$23,680	$59,968
John F. Nichols	3,200	0.6%		11.76	11.76	1/26/2012	23,680	59,968
Kevin K. McCallum	2,400	0.4%		11.76	11.76	1/26/2012	17,760	44,976
Robert G. Hunter	2,400	0.4%		11.76	11.76	1/26/2012	17,760	44,976
R. Joe Zeidner	2,400 20,000	0.4 3.7	% %	11.76 12.00	11.76 11.76	1/26/2012 1/26/2009	17,760 143,200	44,976 370,000
Scott S. Tanner	3,600	0.7%		11.76	11.76	1/26/2012	26,640	67,464

(a)
Options vest in four equal annual installments beginning on the first anniversary of the date of grant. The grant date of such options was January 26, 2002.

(b)
Market price was determined based on the last reported sale price of the common stock as reported by the Nasdaq National Market.
(c)
Options will expire the earlier of 30 days after the date of termination or January 26, 2012.
(d)
Potential realizable values are based on assumed annual rates of return specified by the SEC. Actual gains, if any, on stock option exercises depend on future performance of the Company's common stock and overall market conditions. At an annual rate of appreciation of 5% per year for the option term, the price of the common stock would be approximately $19.16 per share. At an annual rate of appreciation of 10% per year for the option term, the price of the common stock would be approximately $30.50 per share.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table sets forth information on options exercised in fiscal 2002 by the Named Executives and the value of such officers' options at the end of fiscal 2002:

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(a)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Unexercisable	Exercisable	Unexercisable	Exercisable
Jonathan C. Coon	—	—	10,250	15,550	$102,506	$272,379
John F. Nichols	—	—	10,250	15,550	102,506	272,379
Kevin K. McCallum	—	—	50,400	46,600	628,686	591,750
Robert G. Hunter	—	—	8,100	43,390	72,441	889,871
R. Joe Zeidner	—	—	35,400	11,000	339,936	—
Scott S. Tanner	—	—	11,363	73,559	108,662	1,523,299

(a)
Based upon a fair market value of the common stock at December 28, 2002 of $27.15 per share.

Employment Agreements

        Effective February 9, 2002, we entered into employment agreements with each of Messrs. Coon, Nichols, Tanner and Hunter (each, an "Employment Agreement") to replace existing agreements that were scheduled to expire. The Employment Agreements provide that Mr. Coon will serve as our President and Chief Executive Officer, Mr. Nichols will serve as our Vice President of Sales and Mr. Hunter will serve as our Vice President of Finance. Mr. Tanner's Employment Agreement provided that he would serve as our Chief Operating Officer/ Chief Financial Officer. In March 2003, Mr. Nichols was promoted to serve as our Vice President, Trade Relations. Mr. Tanner resigned as an executive officer of the Company as of January 9, 2003. Pursuant to their respective Employment Agreements, Messrs. Coon, Nichols and Hunter receive and Mr. Tanner received: (1) an annual base salary equal to at least $190,909, $190,909, $120,000 and $190,890, respectively, (2) an annual bonus of up to 10% of their annual base salary (upon the Company's achieving certain operating targets) and (3) certain fringe benefits. If their employment is terminated for any reason prior to the termination of such agreements other than for Cause (as defined therein) or their resignation, each will be entitled to receive his base salary and health and disability benefits for 12 months following such termination in addition to 50% of his bonus for the year in which their employment was terminated if the termination is during the first six months of the year or 100% if such termination was during the last six months of the year.

        On January 9, 2003, Mr. Tanner resigned as an executive officer of the Company. On February 25, 2003, we entered into a severance agreement and general release with Mr. Tanner. Pursuant to the terms of the severance agreement, we agreed to pay Mr. Tanner post-employment payments of approximately $190,890, which represents Mr. Tanner's annual salary in fiscal 2002, consistent with his Employment Agreement. These payments are to be paid in equal installments over a twelve-month period ending March 2004. We also agreed to pay various other benefits over a twelve-month period ending March 2004, including medical and long-term disability insurance premiums and dental expenses and to transfer ownership of certain computer equipment to Mr. Tanner.

        We entered into an employment agreement with Mr. McCallum on March 13, 2000. Mr. McCallum's employment agreement has an initial term of four years and provides that he will serve as Vice President, Marketing. In March 2003, Mr. McCallum was promoted to Senior Vice President, Marketing and Sales. Pursuant to his employment agreement, Mr. McCallum is entitled to receive: (1) annual base salary equal to at least $150,000, (2) an annual bonus of up to $25,000 and (3) certain fringe benefits. If Mr. McCallum's employment is terminated for any reason prior to the termination of such agreement other than for Cause (as defined therein) or his resignation, Mr. McCallum will be entitled to receive his base salary and health and disability benefits for 12 months following such termination in addition to 50% of his bonus for the year in which his employment was terminated if the termination is during the first six months of the year or 100% if such termination was during the last six months of the year.

        We entered into an employment agreement with Mr. Zeidner on September 6, 2000. Mr. Zeidner's employment agreement has an initial term of four years and provides that he will serve as General Counsel. In March 2003, Mr. Zeidner was promoted to Vice President, Legal Affairs. Pursuant to his employment agreement, Mr. Zeidner is entitled to receive: (1) annual base salary equal to at least $110,000, (2) an annual bonus of up to $11,000 and (3) certain fringe benefits. If Mr. Zeidner's employment is terminated for any reason prior to the termination of such agreement other than for Cause (as defined therein) or his resignation, Mr. Zeidner will be entitled to receive his base salary and health and disability benefits for 12 months following such termination in addition to 50% of his bonus for the year in which his employment was terminated if the termination is during the first six months of the year or 100% if such termination was during the last six months of the year.

        Each of Messrs. Coon, Nichols, Tanner, Hunter, McCallum and Zeidner has entered into a Confidentiality and Non-Competition Agreement with the Company effective February 1, 2002 whereby they each agreed not to compete with the Company for a period of two years following his termination of employment with the Company and not to disclose any confidential information at any time without our prior written consent.

Equity Compensation Plans

        The following table sets forth equity compensation plan information at the end of fiscal 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	934,909	$20.69	212,376
Equity compensation plans not approved by security holders(a)	241,290	$5.46	None
Total	1,176,199	$17.56	212,376

(a)
Prior to the establishment of our Incentive Stock Option Plan, we issued nonqualified stock options to various key employees, a consultant and a director. All of these options vest in three equal installments beginning on the first anniversary of the grant date and expire not later than the tenth anniversary of the grant date.

Stock Options

Summary Description of our Incentive Stock Option Plan

        General.    In February 1998, we established our Incentive Stock Option Plan. A maximum of 1,240,000 shares of common stock, subject to adjustment, are authorized for the granting of stock options under the Incentive Stock Option Plan. As of March 31, 2003, options to purchase an aggregate of 975,779 shares of common stock, at exercise prices ranging from $5.4688 to $43.75 per share, were outstanding under the Incentive Stock Option Plan. Options granted under the Incentive Stock Option Plan may be either "incentive stock options," which qualify for special tax treatment under the Internal Revenue Code, or nonqualified stock options. The Incentive Stock Option Plan is intended to comply with Rule 16b-3 of the Exchange Act.

        Eligibility.    All of our employees and members of our Board are eligible to be granted options. Individuals who have rendered or are expected to render advisory or consulting services to us within a twelve-month period of the grant date are also eligible to receive options.

        Administration.    Our Incentive Stock Option Plan is administered by the Compensation Committee. The Compensation Committee has full authority to interpret and construe any provision of our Incentive Stock Option Plan. Decisions of the Compensation Committee are final and binding.

        Grant of Options; Vesting.    The Compensation Committee may grant at any time to any eligible person an option entitling such person to purchase our common stock in such quantity, at such price, on such terms and subject to such conditions consistent with the provisions of our Incentive Stock Option Plan as may be established by the Compensation Committee on or prior to the date of grant of such option. The exact terms of the option will be contained in an option agreement between us and the person to whom such option is granted. Eligible employees are not required to pay anything to receive options. The exercise price for incentive stock options must be no less than the fair market value of the common stock on the date of grant. The exercise price of nonqualified stock options is not subject to any limitation based on the then current market value of the common stock. Options will expire not later than the tenth anniversary of the date of grant. An option holder will be able to exercise options from time to time, subject to vesting. All of the options granted under the Incentive Stock Option Plan through fiscal 1999 vest in three equal installments beginning on the first anniversary of the grant date and have an exercise price equal to the fair market value of the common stock on the grant date. Most options granted subsequent to fiscal 1999 under the Incentive Stock Option Plan vest in four equal installments beginning on the first anniversary of the grant date and all have an exercise price equal or greater than the fair market value of the common stock on the grant date. Options will vest immediately upon death or disability of a participant and upon certain change of control events. Upon termination for cause or after 30 days of termination for any other reason, the unvested portion of the options shall be forfeited. Subject to the above conditions, the exercise price, duration of the options and vesting provisions will be set by the Compensation Committee in its discretion.

        Adjustments.    In order to prevent dilution or enlargement of the rights of grantees, the Board shall appropriately and proportionately adjust the number, price and kind of shares subject to outstanding options and those available for subsequent grant to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other similar change in our capitalization. The Board may also make any appropriate adjustment to reflect any spin-off, spin-out or other distribution of assets to stockholders or any acquisition of stock or assets or other similar change. The Compensation Committee shall determine the amount of the adjustment to be made in each such case, but no adjustment approved by the Compensation Committee shall be effective until and unless it is approved by the Board. In the event of any reorganization, reclassification, consolidation, merger or sale of all or substantially all of our assets, which is effected in such a way that holders of common stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such common stock, the Board may substitute the per share amount of such stock, securities or assets for shares upon any subsequent exercise of any option.

        Limitations.    The aggregate number of shares underlying options granted to any eligible person during any calendar year may not exceed 100,000. No Incentive Stock Option may be granted under our Incentive Stock Option Plan which is exercisable more than ten years after its granting date. No person may be granted Incentive Stock Options if the value of the shares subject to those options which first become exercisable in any given calendar year (and the value of the shares subject to any other Incentive Stock Options issued to such person under our Incentive Stock Option Plan which first become exercisable in such year) exceeds $100,000. Any Incentive Stock Options issued in excess of the $100,000 limit will be treated as options that are not Incentive Stock Options. Incentive Stock Options will be taken into account in the order in which they were granted.

        Termination.    The Board may terminate our Incentive Stock Option Plan at any time; provided that the Board must obtain the consent of the holder of any option prior to termination if such termination materially and adversely affects the rights of such older under such options. No option shall be granted under our Incentive Stock Option Plan after the termination of our Incentive Stock Option Plan, but the termination of our Incentive Stock Option Plan shall not have any other effect. Any option outstanding at the time of the termination of our Incentive Stock Option Plan may be exercised after termination of our Incentive Stock Option Plan at any time prior to the expiration date of such option to the same extent such option would have been exercisable had our Incentive Stock Option Plan not terminated.

Report of the Compensation Committee on Executive Compensation

        This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

        The Compensation Committee is currently comprised on Messrs. Yacktman, Butler, Subotky, Knight and Katzman. Mr. Katzman was appointed to the compensation committee in April 2003. The Compensation Committee reviews the recommendations of the Chief Executive Officer on the compensation levels of all other officers, reviews and approves changes to the Company's compensation policies and practices and administers the Incentive Stock Option Plan.

Compensation Philosophy and Review

        The Company's general compensation philosophy serves three principal purposes:

  1.
  to attract and retain qualified executives who will add to the Company's long-term success;
  2.
  to link executive compensation to the achievement of the Company's operational and strategic objectives; and
  3.
  to link executive compensation with each executive's performance, level of responsibility and overall contribution to the Company's success.

        In making recommendations to the full Board concerning adjustments to compensation levels, the Compensation Committee considers the Company's financial condition and operational performance during the prior year. The Compensation Committee expects the Company's executive compensation program to consist of three principal components: (1) base salary; (2) annual bonus; and (3) long-term equity incentives. Set forth below is a discussion as to how the compensation for each of the Company's executive officers was determined for 2002:

        Base Salary.    In 2002, the Compensation Committee recommended to the Board, and the Board approved, an increase in the base salaries for Messrs. Coon, Nichols, Tanner, McCallum, Hunter and Zeidner. The previous base salaries for such executives were established in 2001 when the Compensation Committee recommended to increase their salaries from the previous base salary set pursuant to their respective employment agreements. See "Executive Compensation and Other Matters—Employment Agreements." The total of base salary and bonus for each of these executive officers was increased in order to bring such compensation arrangements in line with market conditions and to reward such executives for their continued strong performance. Overall, Messrs. Coon, Nichols, Tanner, McCallum, Hunter and Zeidner received an increase in total cash compensation in 2002 of approximately 4.6%, 6.2%, 40.3%, 7.0%, 23.4% and 47.0%, respectively, as compared to 2001.

        Annual Bonus.    Under their respective employment agreements, Messrs. Coon, Nichols, Tanner, McCallum, Hunter and Zeidner are entitled to receive an annual bonus based on the achievement of certain targeted operating results and individual performance objectives, which are established at the beginning of each year by the full Board. The amount of bonus that such executive officer is eligible to earn is also established by the Board at the beginning of each year, which is subject to increase based on achievement beyond targeted levels and individual performance. In general, the targeted operating results are determined based upon net sales and operating income. For the most part, executive officers achieved their individual performance objectives and were awarded bonuses accordingly.

        Long-Term Equity Incentives.    The long-term equity incentive currently utilized by the Compensation Committee is stock option awards. The Compensation Committee believes that stock option awards are an effective incentive for the Company management to create value for the Company's stockholders since the ultimate value of stock options bear direct relationship to the market price of the common stock. Executive officers are generally granted stock options on an annual basis. The overall level of options granted to the executive officers is based on an assessment of their impact on the Company's operating results. For 2002, the Compensation Committee recommended, and the full Board approved, the grant to the executive officers of options to purchase an aggregate of 37,200 shares of common stock, or 6.8% of the options granted in 2002 as part of the Company's annual option grant program. As of March 31, 2003, options to purchase an aggregate of 975,779 shares of common stock were outstanding under the Incentive Stock Option Plan and options to purchase an aggregate of 183,318 shares of common stock were outstanding from options granted prior to the establishment of the Incentive Stock Option Plan.

        The foregoing report has been approved by all members of the Compensation Committee.

Stephen A. Yacktman (Chairman) E. Dean Butler Jason S. Subotky Bradley T. Knight David Katzman

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is currently comprised of Messrs. Yacktman, Butler, Subotky, Knight and Katzman. No member of the Compensation Committee: (i) was, during our last fiscal year, an officer or employee of the Company or any of its subsidiaries; (ii) was formerly an officer of the Company or any of its subsidiaries; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K.

Certain Relationships and Related Transactions

        Each of our directors and executive officers have indemnification agreements with 1-800 CONTACTS.

        During fiscal year 2002, the Company incurred legal and consulting expense of approximately $60,000 to an entity in which its president is a sibling of Mr. Zeidner, an executive officer of the Company.

        During fiscal year 2002, the law firm of Patton Boggs provided legal services to the Company. Mr. Boggs, a member of the Company's Board, is a partner of that firm.

        During fiscal year 2002, the Company acquired certain assets of IGEL. Subsequent to the acquisition, the Company sold product to an entity owned by the sellers of IGEL, one of which is the president and chief technology officer of ClearLab. Net revenue from this entity during the fiscal 2002 post-acquisition period was approximately $419,000. In addition, this entity subleases space in the Company's Singapore building. Sublease income during 2002 was approximately $18,000.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

        We believe that during our last fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with. Each of the Company's officers and directors were late in filing a Form 5 to report their respective option grants for 2002.

Corporate Governance

        In 2002, the Sarbanes-Oxley Act ("SOA") was enacted and Nasdaq proposed new listing standards for companies listed on Nasdaq. Each of these developments when fully effective through regulations adopted by the SEC will bring significant changes to corporate governance requirements for public companies in the U.S. The Company expects to adopt all necessary policies and procedures to comply with these new regulations. The Company expects to complete these items after the final regulations under SOA become effective and the Nasdaq listing standards are promulgated through SEC regulation, currently expected to be completed sometime during 2003.

Report of the Audit Committee of the Board of Directors

        This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under the Acts.

        The Audit Committee is composed of four directors appointed by the Board, each of whom (other than Mr. Butler) is independent under applicable NASD listing rules. The Audit Committee operates under a written charter adopted by the Board in fiscal 2001. The Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

        Management is responsible for the Company's internal accounting and financial controls, the financial reporting process, and compliance with the Company's legal and ethics programs. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuance of a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and report its findings to the full Board.

        In this context, the Audit Committee has met and held discussions separately, and jointly with each of management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees").

        In connection with new standards for independence of the Company's external auditors promulgated by the SEC, during the Company's 2003 fiscal year the Audit Committee will undertake to consider in advance of the provision of any non-audit services by the Company's independent auditors whether the provision of such services is compatible with maintaining the independence of the Company's external auditors.

        The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and the Audit Committee discussed with the independent auditors that firm's independence.

        Based on the Audit Committee's discussion with management and the independent auditors, its review of the representation of management and the report of the independent auditors, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 28, 2002.

Stephen A. Yacktman (Chairman) E. Dean Butler Jason S. Subotky Bradley T. Knight

PERFORMANCE GRAPH

        The following graph compares our cumulative total stockholder return since the common stock became publicly traded on February 10, 1998 with the Russell 2000 Index and a peer group index comprised of other optical retail companies. The graph assumes that the value of the investment in the Company's common stock at its initial public offering price of $6.25 per share and each index was $100.00 on February 10, 1998.

COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN*
AMONG 1-800 CONTACTS, INC., THE RUSSELL 2000 INDEX AND A PEER GROUP

*
$100 invested on 2/10/98 in stock or index—including reinvestment of dividends. Fiscal year ended December 31.
	Feb 10, 1998	Jan 2, 1999	Jan 1, 2000	Dec 30, 2000	Dec 29, 2001	Dec 28, 2002
1-800 CONTACTS	$100.00	$144.00	$216.50	$458.00	$201.60	$434.40
Russell 2000 Index	$100.00	$94.38	$114.44	$110.98	$114.93	$90.68
Peer Group Index(1)	$100.00	$53.61	$29.40	$22.42	$38.75	$27.25

(1)
Our peer group is comprised of the following companies: Cole National Corporation and Emerging Vision, Inc. The total return for each member of our peer group has been weighed according to each member's stock market capitalization.

SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

        Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 2004 annual meeting of stockholders of 1-800 CONTACTS must be received by the Company on or before the close of business December 21, 2003. Such proposals should be submitted by certified mail, return receipt requested.

        The by-laws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting (provided that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholders must be received no later than the close of business on the tenth day of the public announcement of such meeting) and that such notice must meet certain other requirements, including, with respect to director nominees, it must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). As a result, stockholders who intend to present a proposal at the 2004 annual meeting without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal no later than March 17, 2004 (assuming the date of next year's annual meeting is not changed by more than 30 days). The Company's proxy related to the 2004 annual meeting will give discretionary voting authority to the proxy holders to vote with respect to any such proposal that is received by the Company after such date or any proposal received prior to that date if we advise stockholders in our 2004 proxy statement about the nature of the matter and how management intends to vote on such matter. Any stockholder interested in making such a nomination or proposal should request a copy of the provisions of the by-laws from the Secretary of the Company.

        We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of 1-800 CONTACT'S Annual Report on Form 10-K for the fiscal year ended December 28, 2002, as filed with the Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Robert G. Hunter, Interim Chief Financial Officer and Vice President, Finance, 1-800 CONTACTS, INC., 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020

OTHER MATTERS

        We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mail, our directors, officers and employees may solicit proxies by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

        The directors know of no other matters which are likely to be brought before the annual meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

R. Joe Zeidner Secretary

April 30, 2003

        IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

ANNUAL MEETING OF STOCKHOLDERS OF

1-800 CONTACTS, INC.

May 30, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS.						FOR	AGAINST	ABSTAIN
				2.	Proposal to ratify the selection of KPMG LLP as independent auditors for the fiscal year 2003.	☐	☐	☐
NOMINEES
☐	FOR ALL NOMINEES	☐ ☐	E. Dean Butler David Katzman
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	☐	Stephen A. Yacktman	3.	Upon or in connection with the transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐
This proxy will be voted as specified, and unless otherwise specified, this proxy will be voted FOR the election as directors of all nominees and FOR Proposals 2 and 3.
Please mark, sign, date and return the proxy card promptly using the enclosed envelope.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1-800 CONTACTS, INC.

Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting
MAY 30, 2003

        The undersigned hereby constitutes and appoints Jonathan C. Coon and R. Joe Zeidner, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders to be held at the executive offices of 1-800 CONTACTS, INC., 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020, on Friday, May 30, 2003, and at any adjournment or postponement thereof, on all matters coming before said meeting.

        You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE